UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 21, 2011
EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 21, 2011, the compensation committee of the board of directors of Exterran Holdings, Inc. (the “Exterran Holdings compensation committee”) adopted a short-term incentive program (the “2011 Incentive Program”) to provide the short-term incentive compensation element of Exterran Holdings’ and our total direct compensation program for this year. Under the 2011 Incentive Program, each executive officer will be eligible to receive short-term incentive compensation in the form of a cash award based on the Exterran Holdings compensation committee’s assessment of Exterran Holdings’ performance for 2011 relative to the key business activities and indicators listed below, as well as such other factors or criteria that the Exterran Holdings compensation committee in its discretion deems appropriate.
     The Exterran Holdings compensation committee has determined that the key business activities and indicators for 2011, as may be revised by the Exterran Holdings compensation committee in its discretion, will relate to the following:
•	Exterran Holdings’ financial performance, including EBITDA, generation of free cash flow, economic profit, earnings per share, North America operating horsepower levels and Exterran Holdings’ international bookings; and

•	Exterran Holdings’ safety, to be assessed by specific regional and group metrics for the incident rate for both recordable injuries (“TRIR”) and the number of vehicle incidents, with a corporate TRIR target of 0.75 or less.
     The Exterran Holdings compensation committee will assess 2011 performance of both Exterran Holdings’ and its business groups relative to the financial and safety performance indicators listed above. The Exterran Holdings compensation committee also will consider the following indicators in assessing the performance of Exterran Holdings’ business groups:
•	Customer service, to be assessed by various regional and group metrics for measuring and enhancing customer service, including equipment service availability and manufacturing quality; and

•	People, to be assessed by successful implementation of various regional and group initiatives intended to optimize and improve Exterran Holdings’ overall human capital.
     With respect to Ernie L. Danner, the President and Chief Executive Officer, the Exterran Holdings compensation committee intends to award performance-based short-term incentive compensation under the 2011 Incentive Program based on (1) the Exterran Holdings compensation committee’s assessment of Exterran Holdings’ performance relative to the financial and safety performance indicators listed above and (2) Mr. Danner’s individual contribution toward those performance indicators, including his demonstrated leadership, implementation of Exterran Holdings’ business strategy and success at driving employee engagement. No specific weight will be made as between Exterran Holdings’ performance and individual contribution. The Exterran Holdings compensation committee has reserved the right to modify the list of performance indicators as well as target levels of one or more of these indicators in its discretion based on internal and external developments during the course of 2011.
     With respect to J. Michael Anderson (Senior Vice President), D. Bradley Childers (Senior Vice President) and Joseph G. Kishkill (Senior Vice President), the Exterran Holdings compensation committee intends to award performance-based short-term incentive compensation under the 2011 Incentive Program based on (1) the Exterran Holdings compensation committee’s assessment of Exterran Holdings’ performance relative to the financial and safety performance factors listed above, (2) the performance of each officer’s business group relative to the financial, safety, customer service and people performance indicators listed above, (3) each officer’s individual contributions, including demonstrated leadership, implementation of Exterran Holdings’ business strategy and success at driving employee engagement, and (4) the recommendations of the Chief Executive Officer. No specific weight will be made as between Exterran Holdings’ performance, business group performance and individual contribution. The Exterran Holdings compensation committee has reserved the right to modify the list of performance indicators as well as target levels of one or more of these indicators in its discretion based on internal and external developments during the course of 2011.
     Because Michael J. Aaronson (Chief Financial Officer) is not an executive officer of Exterran Holdings, the analysis of his performance will be conducted, and his payout under the 2011 Incentive Program will be determined, by the Chief Executive Officer. The Chief Executive Officer will award performance-based short-term incentive compensation to Mr. Aaronson under the 2011 Incentive Program based on an analysis similar to that described for Messrs. Anderson, Childers and Kishkill above, except that Mr. Aaronson’s payout amount may be adjusted upward by up to 20% based on Exterran Holdings’ achievement of an economic profit performance measure, to be calculated as EBITDA less the sum of maintenance capital, cash taxes and a charge for capital employed during the period.
     Each executive officer’s target bonus payment under the 2011 Incentive Program will be a specified percentage of that individual’s base salary, and each executive officer’s actual bonus payment may be paid out at a level of 0% to approximately 175% of target bonus based on the Exterran Holdings compensation committee’s review (the Chief Executive Officer’s review, in the case of Mr. Aaronson) of the factors set forth in the three preceding paragraphs, as may be adjusted by the Exterran Holdings compensation committee in its discretion. In determining the target 2011 bonus opportunity for each of the following individuals, whom we expect to be our named executive officers for 2011, the Exterran Holdings compensation committee (the Chief Executive Officer, in the case of Mr. Aaronson) considered the relative responsibility of each executive officer and his potential impact on the achievement of Exterran Holdings’ performance criteria. Those target 2011 bonus opportunities (expressed as a percentage of each named executive officer’s base salary for 2011), are as follows:

		2011 Bonus
		Target
Executive Officer	Title	(%)
Ernie L. Danner	President and Chief Executive Officer	140
Michael J. Aaronson	Vice President and Chief Financial Officer	42
J. Michael Anderson	Senior Vice President	70
D. Bradley Childers	Senior Vice President	70
Joseph G. Kishkill	Senior Vice President	70
     We anticipate that awards under the 2011 Incentive Program for the year ending December 31, 2011 will be determined and paid in the first quarter of 2012. Pursuant to the terms of an omnibus agreement between us, our general partner, Exterran Holdings and others, we will reimburse Exterran Holdings for that portion of our Named Executive Officers’ compensation, including any 2011 annual incentive bonuses awarded under the 2011 Incentive Program, allocated to us.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

February 25, 2011	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President and General Counsel